U.S. GLOBAL INVESTORS, INC.
                                   EXHIBIT 11
                SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE


                                                    QUARTER ENDED SEPTEMBER 30,
                                                    ---------------------------
                                                       1996              1995
                                                    ----------        ----------

Net earnings                                       $  571,636          $305,490
                                                   ==========          ========

PRIMARY
Weighted average number shares outstanding
    during the year                                 6,580,052         6,545,921

Add:
    Common stock  equivalent  shares
        (determined  using  the  "treasury
        stock" method) representing shares
        issuable upon exercise of preferred
        or common stock warrants                          --                 --
    Common stock equivalent shares (determined
        using the "treasury stock" method)
        representing shares issuable upon
        exercise of preferred or common stock
        options                                        39,277            65,678
                                                   ----------        ----------
    Weighted average number of shares used in
        calculation of primary earnings
        per share                                   6,619,329         6,611,599
                                                   ==========        ==========

Primary earnings (loss) per share
    Net Earnings Per Share                              $0.09             $0.09
                                                   ==========        ==========

FULLY DILUTED
Weighted average number of shares outstanding
    during the year                                 6,580,052         6,545,921

Add:
    Common stock  equivalent  shares
        (determined using the "treasury
        stock" method) representing shares
        issuable upon exercise of preferred
        or common stock warrants                          --                 --
    Common stock equivalent shares
        (determined using the "treasury
        stock" method) representing shares
        issuable upon exercise of preferred
        or common stock options                        39,277            65,678
                                                    ---------        ----------
    Weighted average number of shares used
        in calculation of fully diluted earnings
        per share                                   6,619,329         6,611,599
                                                    =========        ==========

Fully diluted earnings (loss) per share
        Net Earnings Per Share                          $0.09             $0.05
                                                    =========        ==========